As filed with the Securities and Exchange Commission on February February 9, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0351454
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2175 Point Boulevard, Suite 375
Elgin, IL 60123
(847) 836-5670 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark DeVita
Chief Financial Officer
Heritage-Crystal Clean, Inc.
2175 Point Boulevard, Suite 375
Elgin, IL 60123
(847) 836-5670 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Heidi Steele
McDermott Will & Emery LLP
444 W. Lake Street, Suite 4000
Chicago, IL 60606 (312) 984-3624

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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The information in this prospectus is not complete and may be changed. The selling stockholders may not sell common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY , 2022

PROSPECTUS
HERITAGE-CRYSTAL CLEAN, INC.
7,610,336 shares of Common Stock

The selling stockholders named in this prospectus (the “selling stockholders”), should they choose to do so after the effectiveness of this registration statement, may offer up to 7,610,336 shares of common stock, $0.01 par value per share (the “common stock”), of Heritage-Crystal Clean, Inc. (the “Company”). All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees, assignees, or successors-in-interest. The selling stockholders will receive all proceeds from the sale of the shares of common stock being offered in this prospectus. For more information related to the selling stockholders, please read “Selling Stockholders”.

We will not receive any proceeds from the sale of shares by the selling stockholders. We are paying our costs of registering the shares of common stock covered by this prospectus as well as certain related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at the time of sale. The selling stockholders may sell shares directly or to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section titled “Plan of Distribution” in this prospectus.

Investing in our common stock involves material risks. You should carefully consider the risks described in the section entitled “Risk Factors” beginning on page 1 of this prospectus and any similar section contained, or incorporated by reference, this prospectus or in any applicable prospectus supplement before you consider buying our common stock.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “HCCI.” On February 8, 2022, the last reported sale price of our common stock on The NASDAQ Global Select Market was $28.48.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February , 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, over time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock offered by the selling stockholders pursuant to this prospectus. Each time a selling stockholder sells any of the common stock described herein, the selling stockholder may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” the “Company” and similar designations refer to Heritage-Crystal Clean, Inc. and, as applicable, its consolidated subsidiaries. This prospectus may contain references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains, and documents incorporated herein by reference contain, forward-looking statements and are based on current management expectations that involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will be,” “will continue,” “will likely result,” “would” and other words and terms of similar meaning in conjunction with a discussion of future or estimated operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information.

The factors listed under “Risk Factors,” as well as any cautionary language in this prospectus, or incorporated herein by reference, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations or estimates we describe in our forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, those described under the heading “Risk Factors” and elsewhere in this prospectus or incorporated herein by reference.

Forward-looking statements speak only as of the date of this prospectus. We do not have any intention, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information, future events or otherwise. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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THE COMPANY

We provide parts cleaning, containerized waste management, used oil collection, wastewater vacuum, antifreeze recycling, and field services primarily to small and medium sized industrial customers as well as vehicle maintenance customers. We own and operate a used oil re-refinery, several wastewater treatment plants and multiple antifreeze recycling facilities. We believe we are the second largest provider of industrial and hazardous waste services to small and mid-sized customers in both the industrial services and vehicle maintenance sectors in North America, and we have the second largest used oil re-refining capacity in North America. Our services help our customers manage their used chemicals and liquid and solid wastes while also helping to minimize their regulatory burdens. We operate from a network of 90 branch facilities providing services to customers in 45 states and parts of Canada. We conduct business through two segments: Environmental Services and Oil Business.

Heritage-Crystal Clean, Inc. was incorporated under the laws of the state of Delaware on June 13, 2007. From mid-1999 through June 12, 2007, the business of the Company was conducted by Heritage-Crystal Clean, LLC and its affiliates. On March 11, 2008, Heritage-Crystal Clean, LLC and its wholly-owned and majority-owned affiliates completed a reorganization and an initial public offering. In connection with the reorganization and public offering, Heritage-Crystal Clean, LLC became a subsidiary of the Company. Our principal executive office is located in Elgin, Illinois.

RISK FACTORS

Investing in our common stock involves a material degree of risk. Before making an investment decision, you should carefully consider the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Please also read carefully the section entitled “Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS
This prospectus relates to 7,610,336 shares of our common stock held by the selling stockholders. We have agreed to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities.
The information contained in the table below in respect of each selling stockholder (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholder and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of common stock that may be offered and sold by any selling stockholder. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth in the table below.
The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option,

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warrant or other right. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the selling stockholders named below.
As of February 1, 2022, there were 24,202,101 shares of our common stock issued and outstanding.

	Shares Beneficially Owned Prior to the Offering		Maximum Number of Shares Offered Hereby(2)	Shares Beneficially Owned After the Offering(2)
Name	Number	Percentage(1)	Number	Number
Fred M. Fehsenfeld, Jr.(3)	633,159	2.6%	633,159	-
The Heritage Group(4)	5,005,444	20.7%	5,005,444	-
Maggie Fehsenfeld Trust No. 106, dated December 30, 1974 (for the benefit of Fred Mehlert Fehsenfeld Jr. and his issue)(5)	30,774	*	30,774	-
Irrevocable Intervivos Trust for the Benefit of Fred Mehlert Fehsenfeld, Jr. and his issue, dated December 27, 1973(5)(7)	30,774	*	30,774	-
Maggie Fehsenfeld Trust No. 100, dated December 30, 1974 (for the benefit of Debra Ann Baker and her issue)(5)	30,774	*	30,774	-
Maggie Fehsenfeld Trust No. 101, dated December 30, 1974 (for the benefit of Trina Lee Fehsenfeld and her issue)(5)	30,774	*	30,774	-
Maggie Fehsenfeld Trust No. 102, dated December 30, 1974 (for the benefit of Mark Edgar Fehsenfeld and his issue)(5)	30,774	*	30,774	-
Maggie Fehsenfeld Trust No. 103, dated December 30, 1974 (for the benefit of Frank Stockdale Fehsenfeld and his issue)(5)	30,774	*	30,774	-
Maggie Fehsenfeld Trust No. 104, dated December 30, 1974 (for the benefit of John Michael Fehsenfeld and his issue) (5)	30,774	*	30,774	-
Maggie Fehsenfeld Trust No. 105, dated December 30, 1974 (for the benefit of James Cornelius Fehsenfeld and his issue)(5)	30,774	*	30,774	-
Maggie Fehsenfeld Trust No. 107, dated December 30, 1974 (for the benefit of Judith Louise Fehsenfeld and her issue)(5)	30,774	*	30,774	-
Maggie Fehsenfeld Trust No. 108, dated December 30, 1974 (for the benefit of Jan Marie Dillow and her issue)(5)	30,774	*	30,774	-

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Maggie Fehsenfeld Trust No. 109, dated December 30, 1974 (for the benefit of Jo Anne Rutigliano and her issue)(5)	30,774	*	30,774	-
Maggie Fehsenfeld Trust No. 111, dated December 30, 1974 (for the benefit of William S. Fehsenfeld and his issue)(5)	30,775	*	30,775	-
Maggie Fehsenfeld Trust No. 112, dated December 30, 1974 (for the benefit of Thomas V. Fehsenfeld and his issue)(5)	30,775	*	30,775	-
Maggie Fehsenfeld Trust No. 113, dated December 30, 1974 (for the benefit of Nancy F. Smith and her issue)(5)	30,775	*	30,775	-
Kobe Foundation, Inc.	400,000	1.7%	400,000	-
Irrevocable Intervivos Trust for the Benefit of Debra Ann Baker and her issue, dated December 26, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of Trina Lee Fehsenfeld and her issue, dated December 26, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of Mark Edgar Fehsenfeld and his issue, dated December 26, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of Frank Stockdale Fehsenfeld and his issue, dated December 27, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of John Michael Fehsenfeld and his issue, dated December 27, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of James Cornelius Fehsenfeld and his issue, dated December 27, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of Fred Mehlert Fehsenfeld, Jr. and his issue, dated December 27, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of Judith Louise Fehsenfeld and her issue, dated December 27, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of Jan Marie Dillow and her issue, dated December 27, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of Jo Anne Rutigliano and her issue, dated December 27, 1973(5)	26,671	*	26,671	-

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Irrevocable Intervivos Trust for the Benefit of John Allen Fehsenfeld and his issue, dated December 24, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of William S. Fehsenfeld and his issue, dated December 24, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of Thomas V. Fehsenfeld and his issue, dated December 24, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of Nancy F. Smith and her issue, dated December 24, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust for the Benefit of Ruth Mary Fehsenfeld and her issue, dated December 24, 1973(5)	26,671	*	26,671	-
Irrevocable Intervivos Trust Number 12.27.73 for the Benefit of Fred Mehlert Fehsenfeld, Jr. and his issue, dated December 18, 2012(6)	370,414	1.5%	370,414
Maggie Fehsenfeld Trust Number 106 12.30.74 for the Benefit of Fred Mehlert Fehsenfeld, Jr. and his issue, dated December 18, 2012(7)	370,415	1.5%	370,415
* Less than 1%

(1) Calculated based on 24,202,747 shares of common stock issued and outstanding as of February 8, 2022.

(2) Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3) Does not include shares held by Heritage (as defined below) or the other selling stockholders included in the table (such other selling stockholders collectively constituting the “Fehsenfeld Family Trusts”). Mr. Fehsenfeld serves as one of nine trustees who together are empowered to act on behalf of Heritage. In addition, Mr. Fehsenfeld is a co-trustee of the Fehsenfeld Family Trusts, as discussed further in footnote (5) below. Mr. Fehsenfeld disclaims beneficial ownership of the shares of common stock owned by Heritage or by the Fehsenfeld Family Trusts except to the extent of his pecuniary interest therein. The address of Mr. Fehsenfeld is 6320 Intech Blvd, Indianapolis, Indiana 46278. See footnotes (4) and (5) below.

(4) Does not include shares held by Mr. Fehsenfeld or the Fehsenfeld Family Trusts. The Heritage Group (“Heritage”) is a general partnership formed under the laws of the State of Indiana. The Fehsenfeld Family Trusts own all of the outstanding general partner interests in Heritage. Nine trustees, acting on behalf of each of these trusts, have the duty and have been empowered to carry out the purposes of the Heritage general partnership pursuant to the Articles of Partnership. The nine trustees are Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, Nicholas J. Rutigliano, William S. Fehsenfeld, Amy M. Schumacher, Jeffrey A. Laborsky, Megan N. Arlinghaus, Clare S. Stoner Fehsenfeld and Geoffrey C. Dillon. Heritage disclaims beneficial ownership of the shares of common stock beneficially owned by Mr. Fehsenfeld or by the Fehsenfeld Family Trusts except to the extent of its pecuniary interest therein. The address of Heritage is 6320 Intech Blvd, Indianapolis, Indiana 46278. See footnotes (3) above and (5) below.

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(5) The Fehsenfeld Family Trusts consist of 30 grantor trusts that collectively own all of the outstanding general partner interests in Heritage as well as two other trusts established for the benefit of certain members of the family of Fred M. Fehsenfeld, Jr. Nine trustees hold the voting rights to these shares. The nine trustees are Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, Nicholas Rutigliano, William S. Fehsenfeld, Amy M. Schumacher and Jeffrey A. Laborsky, Megan N. Arlinghaus, Clare S. Stoner Fehsenfeld and Geoffrey C. Dillon. None of the shares held by Fred M. Fehsenfeld, Jr. or Heritage are included in the shares as being beneficially owned by the Fehsenfeld Family Trusts. The Fehsenfeld Family Trusts disclaim beneficial ownership of the shares of common stock owned by Heritage except to the extent of their respective pecuniary interests therein. The address of each of the Fehsenfeld Family Trusts is 6320 Intech Blvd, Indianapolis, Indiana 46278. See footnotes (3) and (4) above.

(6) Includes 370,414 shares of common stock for which the selling stockholder holds a proxy to vote such shares.

(7) Includes 370,415 shares of common stock for which the selling stockholder holds a proxy to vote such shares.

Company’s Relationship with the Selling Stockholders

In connection with this offering, we have agreed to pay our costs and expenses incurred in connection with the offering of common stock hereby in addition to selling stockholders’ legal fees of not more than $50,000 in the aggregate.

Fred Fehsenfeld, our Chairman of the Board of Directors, serves as one of nine trustees who together are empowered to act on behalf of Heritage, and one of nine trustees who together are empowered to act on behalf of the Fehsenfeld Family Trusts.

Our operating subsidiary, Heritage-Crystal Clean, LLC, was spun out of Heritage Environmental Services, an affiliate of Heritage, Fred Fehsenfeld and the Fehsenfeld Family Trusts. Since 1999, we have had many transactions with affiliates of Heritage. In fiscal 2019, fiscal 2020 and fiscal 2021, we generated revenues of $0.7 million, $0.9 million and $.9 million, respectively, from product sales and services with Heritage Environmental Services, and made payments of $3.2 million, $5.9 million and $6.9 million, respectively, for waste transportation and disposal services and rent for facility use to Heritage Environmental Services.

In fiscal 2019, fiscal 2020 and fiscal 2021, we generated revenues of $1.6 million, $0.7 million and $0.1 million from sales to Calumet Specialty Products Partners, LP, an affiliate of Heritage, Fred M. Fehsenfeld, Jr. and the Fehsenfeld Family Trusts, by our Environmental Services segment and our used oil re-refinery.

In addition, in fiscal 2019, fiscal 2020 and fiscal 2021, we generated revenues of $13.7 million, $17.5 million and $35.3 million and made payments of $1.0 million, $0.2 million and $0.4 million, respectively, with other affiliates of Heritage, Fred M. Fehsenfeld, Jr. and the Fehsenfeld Family Trusts.

We believe that the aggregate price we pay and price we charge Heritage, Heritage Environmental Services and Calumet Specialty Products Partners, LP for services is approximately what we would pay and receive for such services from third parties in arms-length transactions.

We participated in a self-insurance program for workers’ compensation with Heritage and several affiliated companies. In connection with this program, we made payments to Heritage of approximately $0.5 million, $0.3 million and $0.2 million, respectively, in fiscal 2018, fiscal 2019, and fiscal 2020. Our participation in this self-insurance program ended on January 31, 2018.

We are party to a Participation Rights Agreement with Fred Fehsenfeld and Heritage, pursuant to Fred Fehsenfeld and Heritage have the option to participate, pro rata based on their percentage ownership interest in our common stock, in any of our future equity offerings for cash consideration, including (i) contracts with parties for equity financing (including any debt financing with an equity component) and (ii) issuances of equity securities or securities convertible, exchangeable or exercisable into or for equity securities (including debt securities with an equity component). The Participation Rights Agreement does not have an expiration date. Fred Fehsenfeld and Heritage are not required to participate or exercise their rights of participation with respect to any future offerings. These rights to participate will not apply to certain future offerings of securities that are not conducted to raise or obtain equity capital or cash such as stock issued as consideration in a merger or consolidation, in connection with strategic partnerships or joint ventures, or for the acquisition of a business, product, license, or other assets by us.

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DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms and provisions of our common stock and preferred stock. The following description of the terms of our common stock and preferred stock is not meant to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, each as amended to date. To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”

Our authorized capital stock consists of 26,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of undesignated preferred stock, par value $0.01 per share. As of February 1, 2022, there were 24,201,747 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. As of February 1, 2022, our common stock was held of record by approximately 173 stockholders.

Common Stock

Holders of common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the Board of Directors out of funds legally available for that purpose. Upon liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders, after payment in full to creditors and payment of any liquidation preferences to holders of preferred stock. Except as provided in the Participation Rights Agreement described below, holders of common stock have no redemption, conversion or preemptive rights. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued in the offerings will be fully paid and nonassessable.

Undesignated Preferred Stock

Our certificate of incorporation provides that we may issue up to 500,000 shares of preferred stock in one or more series as may be determined by our Board of Directors.

Our Board of Directors has broad discretionary authority with respect to the rights of any new series of preferred stock and may take several actions without any vote or action of the stockholders, including:

•To determine the number of shares to be included in each series;
•To fix the designation, voting powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions; and
•To increase or decrease the number of shares of any series

We believe that the ability of our Board of Directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Our Board of Directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights, that could adversely affect the voting power and other rights of holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of the Company or to make the removal of our management more difficult. This could have the effect of decreasing the market price of our common stock.

Although our Board of Directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of the Company. Our Board of Directors will make any determination to issue such shares based on its judgment as to the Company’s best interest and the best interests of our stockholders. Our Board of Directors could issue preferred stock having terms that could discourage an acquisition attempt through which an

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acquirer may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price.

Participation Rights

We are party to a Participation Rights Agreement with Fred Fehsenfeld and Heritage, pursuant to which the Fred Fehsenfeld and Heritage have the option to participate, pro rata based on their percentage ownership interest in our common stock, in any future equity offerings for cash consideration, including (i) contracts with parties for equity financing (including any debt financing with an equity component) and (ii) issuances of equity securities or securities convertible, exchangeable or exercisable into or for equity securities (including debt securities with an equity component). The Participation Rights Agreement does not have an expiration date. Fred Fehsenfeld and Heritage are not required to participate or exercise their rights of participation with respect to any future offerings. These rights to participate will not apply to certain future offerings of securities that are not conducted to raise or obtain equity capital or cash such as stock issued as consideration in a merger or consolidation, in connection with strategic partnerships or joint ventures, or for the acquisition of a business, product, license, or other assets by us.

Listing

Our shares of common stock are listed on The Nasdaq Global Select Market under the symbol “HCCI.”

Delaware Law and Charter and Bylaw Provisions’ Anti-Takeover Effects

We have elected to be governed by the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, which we refer to as Section 203. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock, or is an affiliate of the corporation and owned 15% or more of the corporation’s voting stock at any time during the three years prior to the time that the determination of an interested stockholder is made. As long as Heritage or the selling stockholders collectively own more than 15% of our outstanding common stock, Heritage or the selling stockholders collectively would be an interested stockholder as defined under Section 203. Under Section 203, a business combination between the corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•Before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or
•Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of our shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in some instances); or
•After the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder

Our bylaws provide for the division of our Board of Directors into three classes as nearly equal in size as possible with staggered three-year terms. Approximately one-third of our board will be elected each year and such vote required to elect directors will be a plurality of all votes. In addition, our bylaws provide that directors may be removed only for cause and then only by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding voting power of our capital stock outstanding and entitled to vote generally in the election of directors. Under our bylaws, any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an enlargement of our board, may only be filled by vote of a majority of our directors then in office even if less than a quorum. The classification of our Board of Directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

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Our bylaws provide that special meetings of the stockholders may only be called by the Board of Directors, the chairman of the Board of Directors or upon the request of Heritage so long as it holds at least twenty-five percent (25%) of the total voting power of all outstanding shares of capital stock. Our bylaws further provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our corporate secretary the required written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting. In addition to other applicable requirements, for a stockholder proposal or nomination to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given notice in proper written form to the corporate secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, unless the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, in which case the notice must be delivered no later than the 10th day following the day on which public announcement of the meeting is first made. Although our bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Our certificate of incorporation also provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken at a stockholders meeting and may not be taken by written consent in lieu of a meeting. Our certificate of incorporation includes a “constituency” provision that permits (but does not require) a director of the Company in taking any action (including an action that may involve or relate to a change or potential change in control of us) to consider, among other things, the effect that our actions may have on other interests or persons (including our employees, clients, suppliers, customers and the community) in addition to our stockholders.

The Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws or to approve mergers, consolidations or the sale of all or substantially all its assets, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation provides that the affirmative vote of at least seventy-five percent (75%) of the total voting power of all shares of capital stock is required to amend our certificate of incorporation or our bylaws, or to approve mergers, consolidations, conversions or the sale of all or substantially all of our assets. Our bylaws may also be amended or repealed by a majority vote of the Board of Directors, subject to any limitations set forth in the bylaws. The 75% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

Limitation of Liability and Indemnification

Our certificate of incorporation and bylaws provide that:

•We must indemnify our directors and officers to the fullest extent permitted by Delaware law, as it may be amended from time to time;
•We may indemnify our other employees and agents to the same extent that we indemnify our officers and directors, unless otherwise required by law, our certificate of incorporation or our bylaws; and
•We must advance expenses, as incurred, to our directors and officers in connection with legal proceedings to the fullest extent permitted by Delaware law, subject to very limited exceptions.

In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages to us for breaches of their fiduciary duty as directors, except for:

•any breach of their duty of loyalty to us or our stockholders;
•acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•under Section 174 of the DGCL, with respect to unlawful dividends or redemptions; or
•any transaction from which the director derived an improper personal benefit.

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We also have director and officer insurance providing for indemnification for our directors and officers for certain liabilities, including liabilities under the Securities Act of 1933.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their transferees, pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. A selling stockholder may use any one or more of the following methods when selling securities:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•underwritten transactions;
•block trades (which may involve a cross trade) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•through the distribution of shares by any selling stockholder to its partners, members or stockholders;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Transactions may be effected by the selling stockholders at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at time of sale. The selling stockholders may effect such transactions by selling the securities to underwriters or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

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Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions or concessions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company has agreed to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with the securities will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock the selling stockholders are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of the common stock offered hereby in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

You can also obtain copies of materials we file with the SEC from our website found at www.crystal-clean.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information by referring to another document or information filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information amended or superseded by information contained in, or incorporated by reference into, this prospectus. This prospectus incorporates by reference the documents and information set forth below that we have previously filed (but not furnished) with the SEC. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•Our Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed with the SEC on March 2, 2021;
•Our Quarterly Reports on Form 10-Q for the quarter ended March 27, 2021, filed with the SEC on May 5, 2021, for the quarter ended June 19, 2021, filed with the SEC on July 28, 2021, and for the quarter ended September 11, 2021, filed with the SEC on October 20, 2021;
•Our Current Reports on Form 8-K filed with the SEC on January 13, 2021, February 3, 2021, March 23, 2021 and May 5, 2021;
•Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 23, 2021 (but, in each case, only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended January 2, 2021); and
•The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 10, 2008.

We do not incorporate portions of any document that is either (a) described in paragraphs (d)(1) through (3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (b) furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any exhibits related thereto). Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC. If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Heritage-Crystal Clean, Inc., 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123-6436, telephone: (847) 836-5670.

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You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the distribution of the securities being registered, other than underwriting compensation, are as set forth in the following table:

SEC Registration Fee	$19,852
EDGAR Filing Fees	15,000	*
Legal Fees and Expenses	55,000
Accounting Fees and Expenses	50,000	*
Miscellaneous		*
Total	$139,852
*Estimated

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities, whether or not indemnification would be permitted by statute.

Heritage Crystal Clean, Inc. is a Delaware corporation. Our certificate of incorporation, as amended, provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, any or all of which may be referred to as a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was at any time a director or officer of the corporation or, while a director or officer of the corporation, is or was at any time serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person; provided, however, that we shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by our Board of Directors.

Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL,

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which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation, as amended, limits the personal liability of our directors to the fullest extent permitted by section 102 of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 16. Exhibits and Financial Statement Schedules

Exhibits

1.1*	Underwriting Agreement
4.1	Form of Specimen Common Stock Certificate of Heritage-Crystal Clean, Inc. (incorporated herein by reference to Exhibit 4.1 of Amendment No. 7 to the Company’s registration statement on Form S-1 (No. 333-1438640) filed with the SEC on March 7, 2008)
5.1**	Opinion of McDermott Will & Emery LLP
23.1**	Consent of Grant Thornton LLP with respect to the financial statements of the registrant
23.2	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 5.1)
24	Powers of Attorney (included on signature page)
107**	Filing Fees
__________
* To be filed by amendment.
** Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post−effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post−effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post−effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post−effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post−effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 9, 2022.

HERITAGE-CRYSTAL CLEAN, INC.

By:	/s/ Brian Recatto
Brian Recatto, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark DeVita, and each of them, as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 9, 2022.

Signature	Title

/s/ Brian Recatto
Brian Recatto	President, Chief Executive Officer and Director (Principal Executive Officer of the registrant)
/s/ Mark DeVita
Mark DeVita	Chief Financial Officer (Principal Financial and Accounting Officer of the registrant)
/s/ Fred Fehsenfeld, Jr.
Fred Fehsenfeld, Jr.	Director
/s/ Bruce Bruckmann
Bruce Bruckmann	Director
/s/ Tony Chase
Tony Chase	Director

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/s/ Carmine Falcone
Carmine Falcone	Director
/s/ Charles E. Schalliol
Charles E. Schalliol	Director
/s/ Jim Schumacher
Jim Schumacher	Director
/s/ Robert W. Willmschen, Jr.
Robert W. Willmschen, Jr.	Director

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